UBC File: 14-063

PROMISSORY NOTE

Maturity Date: November 20____, 2026 (the "Maturity Date")

FOR VALUE RECEIVED, the undersigned (the "Borrower") hereby promises to pay, in lawful money of Canada, to or to the order of THE UNIVERSITY OF BRITISH COLUMBIA (the "Lender"), on the Maturity Date, the sum of $136,538.99 (the "Principal"), together with interest accrued on the Principal at the rate of 15% per annum, calculated and compounded annually, not in advance, from the Effective Date until repaid in full, together with any other amounts owed to the Lender (including those under Section 4.1) arising under the Loan Agreement (collectively, the "Indebtedness").  Interest will be calculated and compounded annually, before and after maturity, default and judgment, and interest will accrue on overdue interest at the same rate as on the Loan, as follows and without days of grace.  On the Maturity Date, the full amount of the Principal outstanding plus accrued but unpaid interest will become due and payable to the Lender. This Promissory Note is issued pursuant to a loan agreement dated the Effective Date, between the Lender and the Borrower (the "Loan Agreement"). If there are any inconsistencies between the terms of this Promissory Note and the terms of the Loan Agreement, the terms of the Loan Agreement will prevail.  If the Borrower defaults under the terms of the Loan Agreement, the entire unpaid balance of the Indebtedness shall accelerate and become immediately due and payable to the Lender by the Borrower.

The obligation of the Borrower to make all payments under this Promissory Note is absolute and unconditional and is not, except as expressly set out in this Promissory Note, affected by any circumstance, including without limitation any set-off, compensation, counterclaim, recoupment, defence or other right which the Borrower may have against the Lender, or anyone else for any reason at all.

The Borrower may prepay the whole or any portion of the Indebtedness at any time without notice, bonus or penalty.

The Borrower hereby waives demand, presentment, notice, protest and notice of dishonour and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.

This Promissory Note, made in the Province of British Columbia, will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

This Promissory Note will enure to the benefit of the Lenders and will be binding on the Borrower and its successors.

[Signature page follows]

UBC File: 14-063

Dated as of    November 20    , 2023 (the "Effective Date").

CONEXEU SCIENCES INC.

Per:	/s/ Ryan Hartwell
Authorized Signatory
Name: Ryan Hartwell
Title: Director